Exhibit 99.1

FOR IMMEDIATE RELEASE

CITIZENS FINANCIAL SERVICES, INCORPORATED
COMMON STOCK REPURCHASE PROGRAM INITIATED

MANSFIELD, PENNSYLVANIA - JANUARY 20, 2006 - Acting under the authority granted by the Board of Directors, Citizens Financial Services, Incorporated announced on January 17, 2006 the approval of a plan to repurchase up to 140,000 shares of its common stock. The Board of Directors has authorized repurchases from time to time at the prevailing market prices in open market or in privately negotiated transactions as, in management’s sole opinion, market conditions warrant and based on stock availability, price and the Company’s financial performance.

Citizens Financial Services, Incorporated is the parent holding company of First Citizens National Bank headquarted in Mansfield, Pennsylvania.

FORWARD-LOOKING INFORMATION

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

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CONTACT:	Randall E. Black
Chief Executive Officer and President
15 South Main Street
Mansfield, PA 16933
570-662-1212
570-662-2365 (fax)